CNL Strategic Residential Credit, Inc. 8-K

Exhibit 10.1

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

MANAGING DEALER AGREEMENT

THIS MANAGING DEALER AGREEMENT (the “Agreement”) is made effective as of this 24th day of September, 2025, by and among CNL STRATEGIC RESIDENTIAL CREDIT, INC., a Maryland corporation (the “Company”); CNL RESIDENTIAL CREDIT MANAGER, LLC, a Delaware limited liability company (the “Advisor”); and CNL SECURITIES CORP., a Florida corporation (“Managing Dealer”). In consideration of the promises and mutual covenants and agreements hereinafter set forth the parties hereto, intending to be legally bound, hereby agree as follows:

For purposes of this Agreement an “Affiliate” is (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with another person or entity; (ii) any person or entity owning or controlling ten percent or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; and (iv) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

This Agreement amends and restates in its entirety that certain Amended and Restate Placement Agent Agreement dated July 16, 2025, by and among the Company, the Advisor, and the Managing Dealer. The Advisor is entering into this Agreement solely with respect to the limited purposes set forth herein. References to “Managing Dealer” shall include the Managing Dealer and its officers, directors, agents, and employees.

1.       Description of Offering and Appointment of the Managing Dealer.

A.      On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and conditions herein set forth, Managing Dealer is hereby retained for the purpose of using its best efforts to find, through a private offering pursuant to Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Act”), subscribers for offering of up to $250,000,000 (the “Offering”) of shares of common stock of the Company (the “Shares”). In addition to the maximum offering amount, the Company is also offering, in any combination, up to $100,000,000 of Class FA Shares, Class A Shares, Class T Shares, Class D Shares and Class I Shares to be issued pursuant to its distribution reinvestment plan. The Company is initially offering Class E Shares (“Class E Shares”), as described in the Memorandum. The minimum offering amount is $10,000,000 in subscriptions for our Shares, including subscriptions from the Advisor, the Sub-Advisor or their respective affiliates and employees (the “Minimum Offering Amount”). The Offering will terminate if the Company does not obtain the Minimum Offering Amount within one year from the commencement of the offering (the “Minimum Offering Requirement”). Upon satisfaction of the minimum offering requirement, the Company can choose to hold an initial closing for its Shares, in its sole discretion.

Once the Company has completed the initial closing of its Shares, it will continue to offer available Class E Shares, if any, up to the Class E Shares maximum offering amount, and it will also begin to offer Class FA Shares (“Class FA Shares”) up to the Class FA Shares maximum offering amount and, in its sole discretion, it may also begin to offer any combination of Class A Shares, Class T Shares, Class D Shares or Class I Shares (collectively, “Non-Founder Shares”) up to the remaining maximum amount of the Offering. There are no selling commissions or managing dealer fees for the sale of Class E Shares and Class FA Shares. The Shares may be sold only to investors who are “accredited investors,” as that term is defined in Regulation D under the Act, and meet the other suitability standards set forth in the Subscription Agreement (as defined herein). The Shares are more fully described in and are being offered and sold pursuant to the terms of the Company’s definitive confidential offering memorandum, (collectively, the “Memorandum”). Except as otherwise indicated, as used herein, “Memorandum” shall include any supplements and amendments thereto, all financial statements, appendices, and all other documents which are a part thereof. Subscribers who are accepted by the Company are referred to as “stockholders” in this Agreement.

B.       The “Offering Period” shall mean that period during which Shares may be offered for sale, commencing on the date the Shares are first offered for sale, and continuing until the close of business on the applicable date described in the Memorandum. Subject to the Minimum Offering Requirement, the Company intends to conduct the Offering until the earlier of: (i) the date the Company has sold the maximum offering amount and (ii) two years from the start of the Offering; provided, however, that the Company, in its sole discretion, may extend the Offering on a perpetual basis. The Company may, in its sole discretion, increase the Minimum Offering Requirement, decrease the initial minimum purchase amounts or increase the maximum offering amount of the Offering, conduct contemporaneous or additional offerings, and/or extend the outside date of the Offering.

As described in the Memorandum, the Company will schedule monthly closings on subscriptions received and accepted by the Company. After the Company holds its initial closing of Shares, the entire purchase price of Shares subscribed for by a subscriber will be payable upon subscription to the Company’s escrow agent. Funds received in connection with a subscription will be placed in a non-interest-bearing escrow account pending Closing (defined herein). The monthly closing date on which we will accept subscriptions is expected to be the last business day of each month (the “Closings” or individually, a “Closing”), upon which time proceeds held in escrow, if any, will be released to the Company and subscribers will be admitted as stockholders of the Company. In each Closing, Shares will generally be issued at an offering price based on the net asset value of each class of shares as of the last calendar day of the prior month. Prior to each monthly closing, the Company will adjust the current price per share to ensure that no share is sold at a price, after deduction of any applicable upfront selling commissions and managing dealer fees, that is above or below the Company’s net asset value per share of the prior month. After the Company holds its initial closing of Shares, subscribers are not committed to purchase Shares at the time their subscription orders are submitted and any subscription may be withdrawn at any time before the time it has been accepted by the Company. Subscriptions will be effective only upon the Company’s acceptance, and the Company reserves the right to accept or reject, in whole or part, any subscription for any reasons in its sole and absolute discretion. Subscriptions will be accepted or rejected within thirty (30) calendar days of receipt by the Company. If a subscription is rejected, all subscription funds will be returned to the subscriber, without deduction for any expenses, within ten (10) business days from the date the subscription is rejected.

C.       The Managing Dealer may, in its sole discretion, request other registered broker-dealers who are members of the FINRA (“Participating Brokers”) or investment advisers registered under the Investment Advisers Act of 1940 or under applicable state law (“Participating Advisors” and together, with Participating Brokers, collectively the “Distribution Participants”) to assist in the efforts to locate and make offers of the Shares to a limited number of qualified persons. Before the Managing Dealer obtains such assistance from any Participating Broker, the Managing Dealer will cause such Participating Broker to execute a Participating Broker Agreement substantially in such form as is attached hereto as Exhibit A-1. Before Managing Dealer obtains such assistance from any Participating Advisor, Managing Dealer will cause such Participating Advisor to execute a Participating Advisor Agreement substantially in such form as is attached hereto as Exhibit A-2.

D.       Subject to the performance by the Company of all of their respective obligations to be performed under this Agreement and to the completeness and accuracy of all of the representations and warranties contained herein, the Managing Dealer agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find subscribers for the Shares. Upon termination of the Offering, this Agreement shall terminate without obligation on the Managing Dealer’s part or on the part of the Advisor or the Company to the Managing Dealer, except as set forth in this Agreement.

E.       The Offering of the Shares shall be at the offering price upon the terms and conditions set forth in the Memorandum and the form of subscription agreement (the “Subscription Agreement”), which is an appendix thereto, and on the basis of the representations and warranties herein and therein contained, subject to the terms and conditions herein set forth. Prior to the admission of a subscriber as a stockholder, all monies received from subscribers by the Company will be held in an escrow account with UMB Bank, N.A. (the “Escrow Agent”), upon the terms and conditions described in the Memorandum. Shares purchased by subscribers who are admitted to the Company as stockholders will be registered in such names as are set forth in the applicable Subscription Agreement.

F.       The Company shall establish an escrow account with the Escrow Agent, which escrow account shall be entitled “UMB Bank, N.A. as EA for CNL Strategic Residential Credit, Inc.” (the “Escrow Account”). The Escrow Account shall be effective on the date both (a) monies and (b) subscription documents received from subscribers for the subscription of Shares are first deposited into the Escrow Account. The Managing Dealer will cause the Distribution Participants to instruct subscribers to make payments for subscriptions payable as provided for in the Memorandum, as applicable.

G.       Notwithstanding anything to the contrary contained in Section 3 of this Agreement, in the event that the Company pays any managing dealer fees or other fees to the Managing Dealer for the sale of one or more Shares and the subscription is rescinded or rejected as to one or more of the Shares covered by such subscription, the Company may decrease the next payment of compensation otherwise payable to the Managing Dealer by the Company for sales by the Participating Broker that executed the Subscription Agreement that is rescinded or rejected under this Agreement by an amount equal to the compensation rate established in Section 3 of this Agreement, multiplied by the number of Shares as to which the subscription is rescinded or rejected, as applicable. In the event that no payment of compensation is due to the Managing Dealer after such withdrawal occurs, the Managing Dealer shall pay the amount specified in the preceding sentence to the Company within ten (10) days following mailing of notice to the Managing Dealer by the Company stating the amount owed as a result of rescinded or rejected, as applicable, subscriptions.

2.       Representations, Warranties, and Covenants of the Advisor and the Company.

A.       The Company represents, warrants, and covenants to the Managing Dealer and all Participating Brokers as follows:

(a)       The Company has prepared the Memorandum, which furnishes all material information required to be furnished to offerees pursuant to an offering under Rule 506(b) of Regulation D of the Act.

(b)       The Memorandum will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that no representations or warranties are made with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by Managing Dealer with respect to Managing Dealer expressly for use in the Memorandum. The Company will promptly notify Managing Dealer of any amendments or supplements to the Memorandum.

(c)       Assuming the offering and sale of the Shares are made in compliance with the terms of the Memorandum and this Agreement, the Company shall have complied with the exemption provisions of Section 4(a)(2) of the Act and Rule 506(b) of Regulation D promulgated thereunder, and in compliance with all state securities laws and regulations applicable to it in connection with the Offering and sale of the Shares.

(d)       The Company has been duly incorporated and validly exists as a corporation under the Maryland General Corporation Law, as amended (the “Maryland Law”). The Company has not been, is not at present, and will not be in violation of its articles of incorporation or bylaws, as amended and/or restated from time to time (the “Charter”) and will become duly qualified and in good standing in the jurisdiction in which the ownership or leasing of the property or the character of its operations makes such qualification necessary and will take such action as is necessary in any jurisdiction where the Company engages in to assure limited liability for the stockholders in those jurisdictions.

(e)       The Shares, upon the issuance thereof and payment therefore, will conform in all material respects to all statements relating thereto contained in the Memorandum pursuant to which such Shares were issued, will have the rights set forth in the Charter, will be duly and validly authorized and issued and, except as set forth in the Memorandum, will be fully paid and non-assessable and will subject the holders thereof to no liability as such holders.

(f)       The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations thereunder.

(g)        The Company has such corporate power, authority, authorizations, approvals and orders to enter into this Agreement and to carry out the provisions and conditions hereof and conduct its business as described in the Memorandum.

(h)       The execution and delivery of this Agreement by the Company, the consummation of the transactions by the Company herein contemplated, and compliance with the terms of this Agreement by the Company will not materially conflict with, or result in a material breach of, any of the terms, provisions, or conditions of the operating agreement or certificate of organization of the Charter of the Company, or any material agreement or instrument to which the Company is a party or by which each is bound, or, to the best knowledge of the Company, after reasonable inquiry, any order, rule or regulation directed to the Company by any court or governmental agency or body having jurisdiction over the Company, as the case may be, or any statute, rule, or regulation applicable to the Company. No other consent, approval, authorization, or action is required for the consummation of the transactions herein contemplated by the Company other than such as have been obtained or will be obtained prior to the date of the initial closing, except for any such conflict with or breach of, any statute, rule, or regulation or the failure to obtain any consent, approval, authorization, or action, which conflict, breach, or failure does not or will not materially adversely affect the business, property, prospects (financial or otherwise) of the Company, or either of their abilities to consummate their respective obligations hereunder or contemplated herein.

(i)       There is no litigation or governmental proceeding pending, or to the best knowledge of the Company after reasonable inquiry, threatened against, or involving the property or business of the Company that would materially adversely affect the value or the operation of such property or the business of the Company. For purposes of the foregoing representations and warranty, a litigation or governmental proceeding which is “pending” shall mean one in which the Company has been served with legal process or otherwise formally notified in writing of the same.

(j)       There has been no material adverse change in the condition, business, property or prospects of the Company , financial or otherwise, from the latest dates as of which the descriptions of such condition, business, property or prospects are set forth in the Memorandum, except as referred to therein, and the outstanding debt, property and business of the Company conform in all material respects to the descriptions thereof contained in the Memorandum.

(k)       No defaults by the Company exist in the due performance and observance of any material obligation, term, covenant, or condition of any agreement or instrument to which the Company is party or by which each is bound.

(l)       This Agreement has been duly authorized, and when executed and delivered by the Company and other parties hereto, will be the legal, valid, and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) limitations upon the power of a court to grant specific performance or any other remedy with respect to the enforcement of this Agreement, (iii) judicial discretion, or (iv) the extent that the indemnification provisions of this Agreement are or may be held to be a violation of public policy (under either state or federal law) in the context of the offer, offer for sale, or sale of securities.

(m)       None of the Company or any of their employees or agents have made, nor will they make, any payment of funds of the Company for any purpose other than that disclosed in the Memorandum, and no funds of the Company have been, or will be, set aside by the Company or their employees or agents to be used for any payment prohibited by law.

(n)       All contracts or other documents or the form which the Company will use or would be entitled to use in connection with the Offering will be provided to the Managing Dealer upon request.

(o)       The Company will notify the Managing Dealer immediately and confirm the notice in writing of the issuance by the Securities and Exchange Commission (the “Commission”) or by any state securities administration of any stop order suspending the Offering or sale of the Shares or enjoining the sale of the Shares or of the initiation of any proceedings for that purpose. The Company will make every reasonable effort (i) to prevent the issuance of any such stop order, and (ii) if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

(p)       None of the Company or any of their agents or employees has made, or caused to be made, any payment of fees, commissions or other payments of funds, directly or indirectly, to or through any “broker” or “dealer” (as such terms are defined in the 1934 Act), as herein defined, in connection with the Offering or sale of the Shares other than brokers or dealers who are registered with the Commission pursuant to the 1934 Act and with the Financial Industry Regulatory Authority (“FINRA”) or who are exempt from such registration.

(q)        No Disqualification Events. With respect to Shares to be offered and sold hereunder in reliance on Rule 506, none of the Company, any director, executive officer, other officers of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the time of sale of any Shares (but, in each case, excluding the Distribution Participant Covered Persons, as defined below, as to whom no representation is made) (each, a “Company Covered Person" and, collectively, "Company Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. The Company has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Act, and has furnished to the Managing Dealer a copy of any disclosures provided thereunder. The Company will notify the Managing Dealer in writing, prior to the closing date of the Offering of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

B.       The Managing Dealer represents, warrants, and covenants to the Company as follows:

(a)       The Managing Dealer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Florida. The Managing Dealer has the requisite corporate power and authority to execute this Agreement and to perform its duties hereunder, and the execution and delivery by it of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Managing Dealer is a party or by which the Managing Dealer or its properties are bound, or any judgment, decree, order, or, to its knowledge, any statute, rule or regulation applicable to it.

(b)       The Managing Dealer is a member of FINRA and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and under the securities laws of the states in which the Shares are to be offered or sold.

(c)       The Managing Dealer will offer the Shares in accordance with the applicable provisions of the Act in a manner so as to preserve the exemption from registration as provided in Section 4(a)(2) of the Act and will not take, or omit to take, any action in connection with offers and sales of Shares that would cause the Offering not to be made in compliance with Rule 506(b) pursuant to Regulation D promulgated thereunder; the Managing Dealer will not offer the Shares for sale in any jurisdiction unless and until the Company shall have advised it that the Shares are either registered in accordance with, or exempt from, the securities, and other laws applicable thereto; and Managing Dealer has not and will not take any action that would require registration of the Shares under any federal or state securities laws, real estate syndication laws, or any other laws, orders, rules or regulations. The Managing Dealer will not use any offering or selling materials other than materials furnished or previously approved in writing by the Company.

(d)       The Managing Dealer shall make no representations concerning the Offering, except as set forth in the Memorandum, as it may be amended or supplemented, and except for such supplemental information relating to the Company as shall be made available in writing by the Company to offerees and their representatives as contemplated by Regulation D promulgated under the Act.

(e)       The Managing Dealer will not offer the Shares by means of any form of general solicitation or general advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising, and otherwise will comply with the provisions of Rule 506(b) of Regulation D. The Managing Dealer shall make and maintain a record of each contact with each Financial Intermediary and each potential subscriber to the Company, which shall include the identity of the Distribution Participant or potential subscriber, the date of contact and the information provided to such Distribution Participant or potential subscriber. The Managing Dealer shall provide a written summary of such records to the Company at such time as shall be agreed by the Managing Dealer and the Company. Further, the Managing Dealer will conduct the Offering only with Distribution Participants and potential subscriber that have a substantive pre-existing relationship with the Managing Dealer or Distribution Participants, or their respective affiliates.

(f)       This Agreement has been duly authorized, and when executed and delivered by the Managing Dealer and the other parties hereto, will be the Managing Dealer’s legal, valid and binding agreement, enforceable in accordance with its terms, except to the extent that the enforceability hereof may by limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) limitations upon the power of a court to grant specific performance or any other remedy with respect to the enforcement of this Agreement, (iii) judicial discretion, or (iv) the extent that the indemnification provisions of this Agreement are or may be held to be in violation of public policy (under either state or federal law) in the context of the offer, offer for sale, or sale of securities.

(g)       Neither the Managing Dealer nor any of its agents or employees has made, or caused to be made, nor will they cause to be made, any payment of fees, commissions or other payments of funds, directly or indirectly, to or through any “broker” or “dealer” (as such terms are defined in the 1934 Act), in connection with the Offering or sale of the Shares other than brokers or dealers who are registered with the Commission pursuant to the 1934 Act and with FINRA or who are exempt from such registration.

(h)       Any written information relating to the Managing Dealer furnished to the Company and/or their counsel expressly for inclusion in the Memorandum or in any Blue Sky Application (as defined in Section 5 below) does not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)       The Managing Dealer either (1) will not purchase Shares for its own account or (2) will hold all such Shares for investment.

(j)        The Managing Dealer represents that neither it, nor any of its directors, executive officers, other officers, or employees of the Managing Dealer participating in the offering of Shares that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (“Collectively Managing Dealer Covered Person”) is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) under the Act and (ii) a description of which has already been furnished in writing to the Company prior to the date hereof. Managing Dealer further agrees to notify the Company in a writing provided in accordance with Section 9 of this Agreement prior to offering Shares of (i) any Disqualification Event relating to any Managing Dealer Covered Person or Distribution Participant Covered Person (as defined in the Participating Broker Agreement or Participating Advisor Agreement, respectively) not previously disclosed to the Company and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Managing Dealer Covered Person or any Distribution Participant Covered Person. Each of the Managing Dealer will, and the Managing Dealer will cause the Distribution Participants to, notify the Company in writing, prior to the offering of Shares of (i) any Disqualification Event relating to any Distribution Participant Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Distribution Participant Covered Person.

C. The Advisor represents, warrants, and covenants to the Managing Dealer and all Participating Brokers as follows:

(a)        The Advisor has such corporate power, authority, authorizations, approvals and orders to enter into this Agreement. The Advisor has been duly organized and validly exists as a limited liability company in good standing under the laws of the State of Delaware.

(b)        No Disqualification Events. With respect to Shares to be offered and sold hereunder in reliance on Rule 506, none of the Advisor, any director, executive officer, other officers of the Advisor participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Advisor in any capacity at the time of sale of any Shares (but, in each case, excluding the Distribution Participant Covered Persons, as defined below, as to whom no representation is made) (each, a “Company Covered Person" and, collectively, "Company Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. The Advisor has exercised reasonable care to determine (i) the identity of each person that is an Advisor Covered Person; and (ii) whether any Advisor Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Act, and has furnished to the Managing Dealer a copy of any disclosures provided thereunder. The Advisor will notify the Managing Dealer in writing, prior to the closing date of the Offering of (i) any Disqualification Event relating to any Advisor Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Advisor Covered Person.

3.       Compensation and Expenses. As compensation for the Managing Dealer’s services hereunder and the agreements hereunder pursuant to the Memorandum, the Company agrees to pay (in accordance with the terms of the Memorandum):

A.       There are no selling commissions or managing dealer fees for Class E Shares, Class FA Shares, Class D Shares, and Class I Shares. Sales of Shares shall be deemed to be completed only after (i) the Company receives a properly completed Subscription Agreement from a subscriber who satisfies each of the terms and conditions of the Memorandum and (ii) such Subscription Agreement has been accepted in writing by the Company or an agent acting on behalf of the Company.

B.        Except as may be provided in the “Plan of Distribution” section of the Memorandum, the Company shall pay to the Managing Dealer, as compensation for all services to be rendered by the Managing Dealer pursuant to this Agreement, a commission of 6.0% of the price of each Class A Share in the Offering, and 3.0% of the price of each Class T Share in the Offering, regardless of whether such Shares are sold by the Managing Dealer or a Participating Broker. The Company will not pay commissions for sales of Class A or Class T Shares pursuant to the Distribution Reinvestment Plan, and will not pay commissions for sales of any Class D or Class I Shares in the Offering or pursuant to the Distribution Reinvestment Plan. The Company may pay reduced commissions or eliminate commissions on certain sales of Shares in accordance with, and on the terms set forth in, the Memorandum and herein, which reduction or elimination of commissions will not change the net proceeds to the Company. Such commission rate shall remain in effect during the full term of this Agreement unless otherwise changed by a written agreement between the parties hereto. The Managing Dealer may reallow all or any portion of such selling commissions to Distribution Participants in its sole discretion in compliance with applicable law. The Managing Dealer shall not re-allow any commissions to non-FINRA members. Sales of Non-Founder Shares shall be deemed to be completed only after (i) the Company receives a properly completed Subscription Agreement from a subscriber who satisfies each of the terms and conditions of the Memorandum and (ii) such Subscription Agreement has been accepted in writing by the Company or an agent acting on behalf of the Company. Notwithstanding anything contained herein, in accordance with and provided by the terms of the Memorandum, which may be amended and supplemented from time to time, discounts may be offered for the Company’s Shares. The amount of net proceeds to the Company will not be affected by reducing or eliminating commissions and dealer manager fees payable in connection with sales to investors described in this paragraph. In accordance with the volume discounts schedule set forth in the “Plan of Distribution” section of the Memorandum, the amount of selling commissions otherwise payable shall be reduced with respect to sales to a subscriber or group of subscribers based upon the aggregate number of Class A Shares purchased by such subscriber or group through the same Distribution Participant. Distribution Participants and/or subscribers are responsible for requesting that subscriptions be combined, if applicable, for the purpose of determining whether such subscriptions qualify for volume discounts.

C.       In addition, the Company will pay the Managing Dealer a dealer manager fee equal to 2.5% of the price of each Class A Share and 1.75% of the price of each Class T Share sold in the Offering, subject to reduction in certain circumstances as outlined in the Memorandum. The Managing Dealer may re-allow to Participating Brokers, in its discretion, all or a portion of the dealer manager fee as a marketing support fee. The Company will pay for all other fees and expenses of the Offering of the Shares by the Company, including fees and expenses associated with any qualification of the Shares under state securities or “blue sky” laws. The Company will reimburse the Advisor and its Affiliates for Company Organizational and Offering Expenses (“O&O Expenses”) at an amount up to 1.5% of Gross Proceeds. The Company will not pay a dealer manager fee for sales of Class A or Class T Shares pursuant to the Distribution Reinvestment Plan, and will not pay a dealer manager fee for sales of any Class D or Class I Shares in the Offering or pursuant to the Distribution Reinvestment Plan. The Managing Dealer may reallow all or any portion of this dealer manager fee for each Share sold by a Distribution Participant that agrees to comply with one or more of the following conditions:

(i)	have and use internal marketing support personnel (such as telemarketers or a marketing director) to assist the Managing Dealer’s marketing team;

(ii)	have and use internal marketing communications vehicles, including, but not limited to, newsletters, conference calls, interactive technology and internal mail to promote the Company and the Offering;

(iii)	answer investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and repurchase rights and procedures, the Company’s financial status and the businesses in which the Company has invested;

(iv)	assist investors with reinvestments and repurchases;

(v)	maintain the technology necessary to adequately service investors as otherwise associated with the Offering; and

(vi)	provide other services as requested by investors from time to time.

D.       Except as may be provided in the “Plan of Distribution” section of the Memorandum, the Company will pay to the Managing Dealer an annual distribution and stockholder servicing fee in connection with sales of Class T Shares and Class D Shares in the Offering during the term of this Agreement, subject to the limitations set forth below. The annual distribution and stockholder servicing fee of 1.0% per annum and 0.50% per annum of the then-current Offering price (or, once reported, the amount of the estimated net asset value per Share) per Class T Share and Class D Share, respectively, will accrue daily and be paid to the Managing Dealer monthly in arrears, as provided in the “Plan of Distribution” section of the Memorandum. For Class T Shares and Class D Shares, the Managing Dealer agrees to provide oversight services related to administration of the annual distribution and stockholder servicing fee, which may include oversight of the Company’s Transfer Agent, tracking underwriting compensation consistent with applicable regulatory limits, and assistance with stockholder Share conversions. The Managing Dealer may reallow all or a portion of the distribution and stockholder servicing fee to one or more Distribution Participants or broker-dealers providing services with respect to the Class T Shares or Class D Shares, in its sole discretion, to the extent a distribution agreement or other servicing agreement with such Distribution Participant or servicing broker-dealer provides for such a reallowance. All determinations regarding reallowance of the annual distribution and stockholder servicing fee will be made in good faith. Additionally, for Class T Shares and Class D Shares, the Managing Dealer also agrees to use commercially reasonable efforts to cause a Participating Broker to make available on-going stockholder and account maintenance services with respect to the Company’s Shares.

E.       The Company will cease paying the annual distribution and stockholder servicing fee with respect to Class T Shares held in any particular account, upon the conversion of those Class T Shares into a number of Class A Shares in accordance with the provisions of the Company’s Charter. If the Company repurchases a portion, but not all of the Class T Shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T Shares that were repurchased and those Class T Shares that were retained in the account. Likewise, if a portion of the Class T Shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T Shares that were transferred and the Class T Shares that were retained in the account.

F.       The Company will cease paying the annual distribution and stockholder servicing fee with respect to Class D Shares held in any particular account, upon the conversion of the Class D Shares into a number of Class A Shares in accordance with the provisions of the Company’s Charter. If the Company repurchases a portion, but not all of the Class D Shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class D Shares that were repurchased and those Class D Shares that were retained in the account. Likewise, if a portion of the Class D Shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class D Shares that were transferred and the Class D Shares that were retained in the account.

G.       The Company will further cease paying the annual distribution and stockholder servicing fee on any Class T or Class D Share that is repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and, with respect to Class T Shares, in which the Class T Shares as a class are exchanged for cash or other securities, or, with respect to Class D Shares, in which the Class D Shares as a class are exchanged for cash or other securities. If the Company liquidates (voluntarily or otherwise), dissolves or winds up its affairs, then, immediately before such liquidation, dissolution or winding up, the Class FA Shares, Class E Shares, Class T Shares, Class D Shares, and Class I Shares will automatically convert to Class A Shares in accordance with the provisions of the Company’s Charter, and the Company’s net assets, or the proceeds therefrom, will be distributed to the holders of Class A Shares, which will include all converted Class FA Shares, Class E Shares, Class T Shares, Class D Shares, and Class I Shares, in accordance with their proportionate interests. A distribution and stockholder servicing fee will not be paid on any Class FA Shares, Class A Shares, and Class I Shares sold in the Offering or pursuant to the Distribution Reinvestment Plan.

H.       It is understood and agreed by the parties hereto that the Managing Dealer will not be considered to be a partner of the Company by virtue of its receipt of any of the above-described compensation. It is further understood and agreed by the parties hereto that payment of all commissions and other fees contemplated hereby will be made to the Managing Dealer, and the Managing Dealer may, in turn will pay any Participating Broker retained by Managing Dealer on such terms to which Managing Dealer and the Participating Broker may agree. The Managing Dealer will indemnify and hold harmless the Company and the Advisor from any claim or action by, or liability to, any Participating Broker retained by Managing Dealer arising from or related to the non-payment or alleged non-payment of managing dealer fees or marketing support fees to any such Participating Broker.

I.       The Company will reimburse the Managing Dealer and Distribution Participants for reasonable out-of-pocket due diligence expenses that are incurred by the Managing Dealer and/or Distribution Participants, provided that such expenses are detailed on itemized invoices and such expenses do not exceed the Company’s limits on Organization and Offering Expenses, as set forth in the Memorandum.

J.        The Managing Dealer may reimburse Distribution Participants for technology costs and other costs and expenses associated with the Offering, the facilitation of the marketing of the Shares and the ownership of such Shares by the customers of Distribution Participants, subject to the Memorandum.

4.       Covenants of the Company, the Advisor and the Managing Dealer.

A.       The Company covenants and agrees that it will:

(a)       Deliver to the Managing Dealer such number of copies of the Memorandum, including any amendment or supplement thereto, and appendices, as it may reasonably request for the purposes contemplated by the Act or this Agreement.

(b)       Comply with all requirements imposed upon them by the Act, as now and hereafter amended, and by all applicable state securities laws (of those states in which an exemption has been obtained or qualification of the Shares has been effected), to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Memorandum. During the Offering Period, they will amend or supplement the Memorandum as necessary to comply with the requirements of the Act.

(c)       Furnish the Managing Dealer, until the termination of the Offering, information necessary in their judgment, or in the reasonable judgment of its counsel, to keep the Memorandum fair, accurate, and complete in all material respects.

(d)       Notify the Managing Dealer of the occurrence of any event of which the Company becomes aware if such event would cause the Memorandum to include an untrue statement of a material fact or, in view of the circumstances under which such statement of fact was made, omit to state any material fact necessary to make the statements therein not misleading, in which event the Company will promptly effect the preparation of an amended or supplemented Memorandum which will correct such statement or omission.

(e)       Endeavor in good faith, in cooperation with the Managing Dealer, prior to, or as soon as practicable after, the commencement of the Offering Period, to qualify the Shares (or to obtain an exemption from any registration requirement) for offering and sale under the securities laws relating to the offering or sale of the Shares in such jurisdictions as the Managing Dealer may reasonably request. In each jurisdiction where such qualification or exemption shall be effected, the Company will file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

(f)       Not offer, offer to sell, offer for sale or sell any Shares or interest in the Company, or other securities, except and to the extent any such offer, offer to sell, offer for sale or sale shall not render unavailable the exemptions from registration or qualification requirements of applicable federal and state securities laws relied upon with respect to the offering and sale of the Shares contemplated by this Agreement.

(g)       Upon the initial closing of Shares, admit as stockholders all subscribers for Shares approved and accepted by the Company, in accordance with the description of the procedures set forth in the Memorandum.

(h)       Pursuant to Regulation D of the Act, file a Form D (and any amendment(s) thereto and periodic filings thereof) with the Commission and any applicable state regulatory agencies or authorities in a timely manner and promptly deliver copies of the same to the Managing Dealer.

(i)       Apply the net proceeds from the Offering received by the Company in the manner set forth in the Memorandum.

(j)       Not take any action or permit any action to be taken on behalf of the Company that would result in any of the Company’s representations and warranties contained herein being untrue in any material respect as of a time immediately after such action is taken or permitted.

(k)       Endeavor, for as long as the Company shall own assets, to maintain the Company as a validly existing corporation under Maryland Law or under the laws of whatever state in which it shall be incorporated and duly qualified as a foreign corporation in the state where it shall own and/or lease property.

B.       The Managing Dealer covenants and agrees with the Company and the Advisor that it will:

(a)       In connection with the offering and sale of the Shares by the Company, comply with all requirements imposed upon the Managing Dealer by the Act, as now and hereafter amended, Regulation D of the Act and any other applicable law, all applicable state securities laws, this Agreement and the Memorandum.

(b)       Provide the Company on a timely basis (i.e., at the time of an offer or sale of one or more Shares) with such information relating to the offering and sale of the Shares by it, to the extent the Managing Dealer has such information in its possession or may reasonably obtain such information, as the Company may from time to time request or as may be requested to enable the Company to prepare such other reports of sale as may be required to be filed under the applicable state securities laws.

(c)       Not take any action or permit any action to be taken on behalf of the Managing Dealer that would result in any of the representations and warranties contained herein being untrue in any material respect as of a time immediately after such action is taken or permitted.

5.       Indemnification.

A.       The Managing Dealer agrees to indemnify, defend and hold harmless the Company, for whose account it offers and sells Shares, and their respective officers, directors, managers, trustees, employees and agents, against all losses, claims, demands, liabilities, and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting from any liability to the Company, the Advisor, and their respective officers, directors, managers, trustees, employees, or agents, which they or any of them may incur arising out of the offer or sale by the Managing Dealer, or any officer, director or employee acting on the Managing Dealer’s behalf, of any Shares pursuant to this Agreement if such loss, claim, demand, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, which is also, as the case may be, contained in or omitted from the Memorandum and which statement or omission was based on information supplied to the Company by the Managing Dealer, or (ii) the breach by the Managing Dealer, or any person acting on its behalf, of any of the terms and conditions of this Agreement. This indemnity provision shall survive the termination of this Agreement. By virtue of entering into a Participating Broker Agreement or a Participating Advisor Agreement, the Managing Dealer shall ensure that Distribution Participants agree to indemnify, defend and hold harmless the Company as an intended third party beneficiary.

B.       The Company agrees to indemnify, defend and hold harmless the Managing Dealer, and its officers, directors, managers, trustees, employees and agents, and each Distribution Participant, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Act, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon (i) any untrue statement of a material fact contained in the Memorandum or in any amendment or supplement thereto, or in any application prepared and filed with the Commission and any state regulatory agency in order to comply with the exemptions available in such states with respect to the Shares (the “Blue Sky Applications”), (ii) any omission or alleged omission to state therein a material fact required to be stated in the Memorandum or the Blue Sky Applications, or necessary to make such statements, and any part thereof not misleading; provided, that any such untrue statement, omission or alleged omission is not based on information which was supplied to the Company or the Advisor by the Managing Dealer, or (iii) the breach by the Company or the Advisor, or any person acting on their behalf, of any of the terms and conditions of this Agreement. This indemnity provision shall survive the termination of this Agreement.

C.       No indemnifying party shall be liable under the indemnity agreements contained in subparagraphs A. and B. above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in subparagraphs A. and B. above. In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under subparagraphs A. or B. above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for the reasonable costs of investigation.

6.       Compliance. All actions, direct or indirect, by the Managing Dealer, the Company, and the Advisor, and their respective, officers, directors and employees in connection with the offering and sale of the Shares shall conform to the requirements of the exemption available under Section 4(a)(2) of the Act and Rule 506(b) of Regulation D and to all procedures for the offering and sale of the Shares established by the Managing Dealer.

7.       Representations and Agreements to Survive Sale and Payment. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties, and agreements at each closings on subscriptions received and accepted by the Company, and such representations, warranties and agreements of the Managing Dealer, the Company, and the Advisor (individually or on behalf of the Company), including the indemnity agreements contained in Section 5 hereof and the covenants contained in Section 2 and 4 hereof, shall remain operative and in full force and effect regardless of any investigation made by the Managing Dealer or on its behalf, or by any controlling person of it, and shall survive the sale of, and payment for, the Shares.

8.       Termination of this Agreement.

A.       This Agreement shall become effective on the date on which this Agreement is executed by the Managing Dealer, the Company and the Advisor. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving thirty (30) days written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the termination of the Offering as described in the Memorandum; (b) the termination and liquidation of the Company; (c) the revocation or suspension of the Managing Dealer’s license or registration to act as broker-dealer by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence; or (d) the determination by any of the parties that there shall have been such change in the condition or prospects of the Company or the Advisor that would make it inadvisable to proceed with the Offering and sale of the Shares.

B.       If any party hereto elects to terminate this Agreement as provided in this Section 8, all other parties hereto shall be notified promptly by the terminating party pursuant to Section 9 of this Agreement.

C.       If this Agreement is terminated pursuant to this Section 8, no party shall have any liability to any other party, other than for obligations, if any, pursuant to Section 3 and Section 5 hereof. Notwithstanding the foregoing, no fee, compensation or expense reimbursement may be paid to the Managing Dealer or any Participating Broker following the termination of this Agreement in violation of FINRA Conduct Rule 5110(f)(2)(D).

9.       Notices. All notices provided for in this Agreement shall be made in writing either (i) by actual delivery of the notice into the hands of the parties thereto entitled or (ii) by the mailing of the notice in the United States mail to the address, as stated below (or at such other address as may have been designated by written notice), of the party entitled thereto, by certified or registered mail, return receipt requested. The notice shall be deemed to be received in case (i) on the date of its actual receipts by the party entitled thereto and in case (ii) on the date of deposit in the United States mail.

All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Managing Dealer, shall be mailed or delivered to CNL Securities Corp., 450 South Orange Ave., Suite 1300 Orlando, Florida 32801 Attention: Legal Counsel; if sent to the Company or the Advisor, shall be mailed or delivered to CNL Residential Credit Manager, LLC, 450 South Orange Ave., Suite 1400, Orlando, Florida 32801 Attention: Legal Counsel.

10.       Construction. This Agreement shall be governed by, subject to and construed in accordance with the internal laws (without regard to principles of conflicts of laws) of the State of Florida.

11.       Severability. If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

12.       Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

13.       Number and Gender of Words. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

14.       Other Instruments. The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary to effectuate and carry out this Agreement.

15.       Captions. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

16.       Parties. This Agreement shall be binding upon the parties hereto and inure solely to the benefit of the parties hereto and their respective successors, legal representatives, heirs, and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

17.       Entire Agreement. This Agreement, together with Exhibit A hereto, contains the entire understanding between the parties hereto and supersedes any prior understanding or written or oral agreements between them respecting the subject matter hereof.

18.       Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Memorandum.

19.       Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.       Third-Party Beneficiaries. The Distribution Participants shall be third-party beneficiaries of Section 5(B) of this Agreement; otherwise, there shall be no third-party beneficiaries of this Agreement, and other than the Participating Brokers with respect to Section 5(B), no provision of this Agreement is intended for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no other third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against either party to this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have each duly executed this Managing Dealer Agreement as of the day and year above written.

CNL Securities CORP.		CNL STRATEGIC Residential credit, inc.

By:	/s/ Ryan Furman	By:	/s/ Tammy Tipton
	Name: Ryan W. Furman		Name: Tammy Tipton
	Title: Corporate Counsel		Title: Chief Financial Officer

CNL RESIDENTIAL Credit Manager, LLC, solely with respect to the limited purposes set forth herein

		By:	/s/ Chirag Bhavsar
Name: Chirag J. Bhavsar
Title: Chief Executive Officer

EXHIBIT A-1

FORM OF PARTICIPATING BROKER AGREEMENT

EXHIBIT A-2

FORM OF PARTICIPATING ADVISOR AGREEMENT